Exhibit 99.2
Banc One Credit Card Master Trust
Trust Allocation Report

Distribution Date of:		16-Sep-02
Determined as of:		10-Sep-02
For Monthly Period Ending:		31-Aug-02
Days in Interest Period (30/360)		30
Days in Interest Period (Act/360)		32

Ending Pool Balance
Principal		3,162,413,163.48
Finance Charge		96,798,927.72

Total		3,259,212,091.20

Seller’s Interest Test
Ending Portfolio Principal Balance		3,162,413,163.48
Trust EFA		0.00

Receivables + EFA		3,162,413,163.48

Trust Invested Amount		2,450,000,000.00
Trust PFA		139,500,000.00

Trust Adjusted Invested Amount		2,310,500,000.00

Seller’s Participation Amount (with EFA)		851,913,163.48
Seller’s Participation Amount (w/o EFA)		851,913,163.48
Seller’s Interest Percentage		26.94%

Required Seller’s Interest Percentage		5.00%
Required Seller’s Interest		158,120,658.17

Required Principal Balance Test
Ending Portfolio Principal Balance		3,162,413,163.48
Required Principal Balance		2,450,000,000.00

Net Excess/Deficit		712,413,163.48

EFA
Beginning Excess Funding Account Balance		0.00
Required Excess Funding Account Deposit		0.00
Excess Funding Account Withdrawal		0.00

Shared Principal Collections
Series 1996-A		11,370,806.15
Series 1997-1		198,314,380.94
Series 1997-2		58,327,759.10

Delinquent Accounts
30-59 days	1.82%	59,382,699.27
60-89 days	1.15%	37,362,165.27
90 days +	2.11%	68,641,254.92
Total 30 days +	5.07%	165,386,119.46

Miscellaneous
Gross Credit Losses	6.48%	17,133,339.37
Net Credit Losses	5.90%	15,599,489.66
Discount Option Receivables		0.00
Discount Percentage		0.00%
Finance Charges Billed		38,697,865.23
Fees Billed		5,657,814.92
Interchange		8,493,044.00
Interest Earned on Collection Account		13,902.20